EXHIBIT 4-6















                 -------------------------------------------

                            DEPOSIT AGREEMENT<*>

                 -------------------------------------------


                     Dated as of _______________, 19___


                                    among


                           ARVIN INDUSTRIES, INC.,

                    ______________________, as Depositary

                                     and

                      THE HOLDERS FROM TIME TO TIME OF
                  THE DEPOSITARY RECEIPTS DESCRIBED HEREIN














   <*>OPTIONS REPRESENTED BY BRACKETED OR BLANK SECTIONS HEREIN SHALL BE
   DETERMINED IN CONFORMITY WITH APPLICABLE PROSPECTUS SUPPLEMENT OR
   SUPPLEMENTS.








                            TABLE OF CONTENTS<*>

                                                                    Page
                                                                   ------

   ARTICLE I  DEFINITIONS
        SECTION 1.01. "Agent"  . . . . . . . . . . . . . . . . . . .    1
        SECTION 1.02. "Articles of Incorporation"  . . . . . . . . .    1
        SECTION 1.03.  "Common Shares" . . . . . . . . . . . . . . .    1
        SECTION 1.04.  "Company" . . . . . . . . . . . . . . . . . .    1
        SECTION 1.05. "Corporate Office" . . . . . . . . . . . . . .    1
        SECTION 1.06. "Deposit Agreement"  . . . . . . . . . . . . .    2
        SECTION 1.07.  "Depositary"  . . . . . . . . . . . . . . . .    2
        SECTION 1.08. "Depositary Share" . . . . . . . . . . . . . .    2
        SECTION 1.09. "Holder" . . . . . . . . . . . . . . . . . . .    2
        SECTION 1.10.  "Preferred Share Amendment" . . . . . . . . .    2
        SECTION 1.11.  "Preferred Shares"  . . . . . . . . . . . . .    2
        SECTION 1.12.  "Receipt" . . . . . . . . . . . . . . . . . .    2
        SECTION 1.13.  "Registrar" . . . . . . . . . . . . . . . . .    2
        SECTION 1.14.  "Securities Act"  . . . . . . . . . . . . . .    2

   ARTICLE II  FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES,
        EXECUTION AND  DELIVERY, TRANSFER, SURRENDER AND REDEMPTION
        OF RECEIPTS
        SECTION 2.01.  Form and Transferability of Receipts. . . . .    2
        SECTION 2.02.  Deposit of Preferred Shares; Execution and
             Delivery of Receipts in Respect Thereof.  . . . . . . .    4
        SECTION 2.03.  Optional Redemption of Preferred Shares.  . .    5
        SECTION 2.04.  Registration of Transfer of Receipts. . . . .    7
        SECTION 2.05.  Combinations and Split-Ups of Receipts. . . .    7
        SECTION 2.06.  Limitations on Execution and Delivery,
             Transfer, Split-up, Combination, Surrender and Exchange
             of Receipts . . . . . . . . . . . . . . . . . . . . . .    7
        SECTION 2.07.  Lost Receipts, Etc. . . . . . . . . . . . . .    8
        SECTION 2.08.  Cancellation and Destruction of Surrendered
             Receipts  . . . . . . . . . . . . . . . . . . . . . . .    8
        SECTION 2.09.  Conversion or Exchange of Preferred Shares
             Into Common Shares or Other Securities  . . . . . . . .    8
        SECTION 2.10.  Prohibition Against Lending Depositary Shares
             or Receipts . . . . . . . . . . . . . . . . . . . . . .   11
        [Section 2.11.  Surrender of Receipts and Withdrawal of
             Preferred Shares  . . . . . . . . . . . . . . . . . . .   12

   ARTICLE III  CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE
        COMPANY
        SECTION 3.01.  Filing Proofs, Certificates and Other
             Information . . . . . . . . . . . . . . . . . . . . . .   13
        SECTION 3.02.  Payment of Fees and Expenses  . . . . . . . .   13
        SECTION 3.03.  Representations and Warranties as to
             Preferred Shares  . . . . . . . . . . . . . . . . . . .   13
        SECTION 3.04.  Representation and Warranty as to Receipts  .   14


   <*>The Table of Contents is not part of the Deposit Agreement.








        SECTION 3.05.  Covenants and Representation and Warranty as
             to Common Shares or Other Securities  . . . . . . . . .   14

   ARTICLE IV  THE PREFERRED SHARES; NOTICES
        SECTION 4.01.  Rights of Owners of Depositary Shares . . . .   14
        SECTION 4.02.  Cash Distributions  . . . . . . . . . . . . .   14
        SECTION 4.03.  Distributions Other Than Cash . . . . . . . .   15
        SECTION 4.04.  Subscription Rights, Preferences or
             Privileges  . . . . . . . . . . . . . . . . . . . . . .   15
        SECTION 4.05.  Notice of Dividends; Fixing of Record Date
             for Holders of Receipts . . . . . . . . . . . . . . . .   16
        SECTION 4.06.  Voting Rights . . . . . . . . . . . . . . . .   17
        SECTION 4.07.  Changes Affecting Preferred Shares and
             Reclassifications, Recapitalizations, Etc.  . . . . . .   17
        SECTION 4.08.  Inspection of Reports . . . . . . . . . . . .   18
        SECTION 4.09.  Lists of Receipt Holders  . . . . . . . . . .   18
        SECTION 4.10. Tax and Regulatory Compliance  . . . . . . . .   18

   ARTICLE V  THE DEPOSITARY AND THE COMPANY
        SECTION 5.01.  Maintenance of Offices, Agencies and Transfer
             Books by the Depositary and the Registrar . . . . . . .   18
        SECTION 5.02. Prevention or Delay in Performance by the Depositary, Any Agent, the Registrar or the Company . . 19
        SECTION 5.03.  Obligations of the Depositary, any Agent, the
             Registrar and the Company . . . . . . . . . . . . . . .   19
        SECTION 5.04.  Resignation and Removal of the Depositary;
             Appointment of Successor Depositary . . . . . . . . . .   21
        SECTION 5.05.  Corporate Notices and Reports . . . . . . . .   22
        SECTION 5.06  Indemnification by the Company . . . . . . . .   22
        SECTION 5.07.  Fees, Charges and Expenses  . . . . . . . . .   22

   ARTICLE VI  AMENDMENT AND TERMINATION
        SECTION 6.01.  Amendment.  . . . . . . . . . . . . . . . . .   23
        SECTION 6.02.  Termination . . . . . . . . . . . . . . . . .   23

   ARTICLE VII  MISCELLANEOUS
        SECTION 7.01.  Counterparts  . . . . . . . . . . . . . . . .   25
        SECTION 7.02.  Exclusive Benefits of Parties . . . . . . . .   25
        SECTION 7.03.  Invalidity of Provisions  . . . . . . . . . .   25
        SECTION 7.04.  Notices . . . . . . . . . . . . . . . . . . .   25
        SECTION 7.05.  Holders of Receipts are Parties . . . . . . .   26
        SECTION 7.06.  Governing Law . . . . . . . . . . . . . . . .   26
        SECTION 7.07.  Inspection of Deposit Agreement and Preferred
             Share Amendment.  . . . . . . . . . . . . . . . . . . .   26
        SECTION 7.08.  Headings  . . . . . . . . . . . . . . . . . .   26








                                    -ii-








                              DEPOSIT AGREEMENT

        DEPOSIT AGREEMENT, dated as of ________, 19___, among ARVIN INDUSTRIES, INC. an Indiana corporation, ____________________, as Depositary, and all Holders from time to time of the Receipts described herein.

                                 WITNESSETH:

        WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit by the Company of certain of the Company's Preferred Shares with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing an interest in the Preferred Shares deposited; and

        WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

        NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                  ARTICLE I
                                 DEFINITIONS

        The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

        SECTION 1.01. "Agent" shall mean any agent of the Depositary appointed by the Depositary from time to time to act in any respect for the Depositary for purposes of this Deposit Agreement and the appointment of which may be modified or terminated by the Depositary. The Depositary will notify the Company of any such action.

        SECTION 1.02. "Articles of Incorporation" shall mean the Restated Articles of Incorporation, as amended and/or restated from time to time, of the Company.

        SECTION 1.03. "Common Shares" shall mean the Company's Common Shares, $2.50 par value per share, or shares of any class resulting from any reclassification thereof.

        SECTION 1.04. "Company" shall mean Arvin Industries, Inc., an Indiana corporation, and its successors.

        SECTION 1.05. "Corporate Office" shall mean the corporate office of the Depositary in _________________________________ at which at any particular time its business in respect of matters governed by this

   Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at ____________________.

        SECTION 1.06. "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

        SECTION 1.07.  "Depositary" shall mean ____________________, a company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.

        SECTION 1.08. "Depositary Share" shall mean an interest in the following specified fraction, namely one ______ (1/__), of one share of the Preferred Shares deposited by the Company with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Preferred Shares and held under this Deposit Agreement, all as evidenced by the Receipts.

        SECTION 1.09. "Holder", as applied to a Receipt, shall mean the person in whose name an outstanding Receipt is registered on the books maintained by the Depositary for such purpose.

        SECTION 1.10.  "Preferred Share Amendment" shall mean the
   Preferred Share Amendment of the Restated Articles of Incorporation filed with the Secretary of State of Indiana establishing the Preferred Shares as a series of Preferred Shares.

        SECTION 1.11. "Preferred Shares" shall mean shares of the Company's ________________________________ Preferred Shares, with no par value per share, as specified in the Preferred Share Amendment.

        SECTION 1.12. "Receipt" shall mean a depositary receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

        SECTION 1.13. "Registrar" shall mean any bank or trust company appointed to register ownership and transfers of Receipts as herein provided.

        SECTION 1.14. "Securities Act" shall mean the Securities Act of 1933, as amended.

                                 ARTICLE II
        FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES, EXECUTION AND
          DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

        SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved, printed or lithographed, with steel-engraved borders and underlying tint, and shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts, which may be printed, lithographed, typewritten, reproduced or otherwise, substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other office or offices, if any, as the Depositary may designate, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Preferred Shares deposited hereunder, as definitive Receipts.

        Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

        Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

        Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

        Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary and the Company may, notwithstanding any notice to the contrary, treat the Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to receive dividends and other distributions and notices provided for in this Deposit Agreement and for all other purposes.

        SECTION 2.02. Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit Preferred Shares under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Preferred Shares to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Preferred Shares.

        Upon receipt by the Depositary of a certificate or certificates for Preferred Shares to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfers and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Preferred Shares for transfer and registration in the name of the Depositary or its nominee of the Preferred Shares being deposited. Deposited Preferred Shares shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine.

        Upon receipt by the Depositary of a certificate or certificates for Preferred Shares to be deposited hereunder, together with the other documents specified above, and upon registration of the Preferred Shares on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this
   Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Shares so deposited, registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Preferred Shares.

        Other than in the case of splits, combinations or other reclassifications affecting the Preferred Shares or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Shares as set forth in the Preferred Share Amendment, as it may be amended.

        The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit
   Agreement.

        SECTION 2.03. Optional Redemption of Preferred Shares. If the Preferred Share Amendment provides for redemption of the Preferred Shares at the option of the Company, the Company (unless otherwise agreed in writing with the Depositary), whenever it elects to redeem Preferred Shares, shall give the Depositary not less than _____ days' prior written notice of the date of such proposed redemption and of the number of Preferred Shares held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Preferred Share Amendment, including the amount, if any, of accrued and unpaid dividends to the date of such redemption. Provided that the Company shall have paid such redemption price in full to the Depositary on or prior to the date of such redemption, the Depositary shall redeem (using the proceeds of such redemption) the number of Depositary Shares representing such Preferred Shares so redeemed by the Company. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, not less than [30] nor more than [60] days prior to the date fixed for redemption of such Preferred Shares and Depositary Shares (the "redemption date"), to the Holders on the record date fixed for such redemption, pursuant to Section 4.04 hereof, of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such Holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such Holders nor any defect in any notice shall affect the sufficiency of the redemption as to other Holders. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the record date for the purposes of such redemption; (ii) the redemption date; (iii) the number of Depositary Shares to be redeemed; (iv) if fewer than all the Depositary Shares held by any Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (v) the redemption price; (vi) the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; (vii) that, from and after the redemption date, dividends in respect of the Preferred Shares represented by the Depositary Shares to be redeemed will cease to accrue and all other rights with respect to such Depositary Shares will cease and terminate; and (viii) in the event that the Depositary Shares evidence Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company, that all conversion and exchange rights, as the case may be, in respect of such Preferred Shares will terminate at the close of business on the last business day preceding such redemption date. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner, in each case as may be determined by the Company.

        From and after the redemption date (unless the Company shall have failed to redeem the Preferred Shares to be redeemed by it as set forth in the Company's notice mailed by the Depositary in accordance with the preceding paragraph), (i) all dividends in respect of the Preferred Shares called for redemption shall cease to accrue; (ii) in the event that the Depositary Shares evidence Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company, the conversion and exchange rights, as the case may be, in respect of such Preferred Shares shall terminate; (iii) the Depositary Shares called for redemption shall be deemed no longer to be outstanding; and (iv) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to [specify fraction] of the redemption price per share paid in respect of the Preferred Shares pursuant to the Preferred Share Amendment plus any other money and other property represented by each such Depositary Share. The foregoing shall be further subject to the terms and conditions of the Preferred Share Amendment.

        If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

        [The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Preferred Shares to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or
   (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the preceding paragraph of this Section 2.03.]

        SECTION 2.04. Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books transfers of Receipts upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes and other governmental charges as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

        SECTION 2.05. Combinations and Split-Ups of Receipts. Upon surrender by a Holder of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

        SECTION 2.06. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt or, in the event that the Depositary Shares evidence Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company, to the exercise of any conversion or exchange right referred to in
   Section 2.09, the Depositary, any Agent or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or Company shall have made such payment, the reimbursement) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn, provided that, in the event that the Depositary Shares evidence Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company, the Company shall pay any documentary, stamp or similar issue or transfer tax or other governmental charge due on the issuance of Common Shares or other securities upon such conversion or exchange, as the case may be; and provided further that the Holder of such Receipt shall pay the amount of any tax or other governmental charge due if such Common Shares or such other securities are to be issued in a name other than that of such Holder); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

        The delivery of Receipts against Preferred Shares may be suspended, the transfer of Receipts may be refused, the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended and, in the event that the Depositary Shares evidence Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company, the exercise of any conversion or exchange right referred to in Section 2.09 may be suspended (i) during any period when the register of holders of the Preferred Shares is closed or (ii) if any such action is deemed necessary or advisable by the Depositary or any Agent at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Preferred Shares that are required to be, but are not, registered under the Securities Act and the Company shall deliver to the Depositary written notice that, at the time of deposit, a registration statement under the Securities Act is in effect as to such Preferred Shares.

        SECTION 2.07. Lost Receipts, Etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the Holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) reasonable indemnification satisfactory to the Depositary and the Company.

        SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such cancelled Receipts.

        SECTION 2.09. Conversion or Exchange of Preferred Shares Into Common Shares or Other Securities. (a) The Depositary Shares are not convertible into or exchangeable for Common Shares or any other securities or property of the Company. Nevertheless, as a matter of convenience, in the event that the Depositary Shares evidence Preferred Shares that are convertible into or exchangeable for Common Shares or other securities of the Company, the Company hereby agrees to cause the Depositary to accept (or to cause the Company's conversion agent or exchange agent, as the case may be, to accept) the delivery of Receipts for the purpose of effecting conversions or exchanges of the Preferred Shares utilizing the same procedures as those provided for delivery of Preferred Share certificates to effect such conversions or exchanges in accordance with the terms and conditions of the Preferred Share Amendment; provided, however, that only whole Depositary Shares may be so submitted for conversion or exchange.

        (b) Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion or exchange of any specified number of whole or fractional Preferred Shares, convertible into or exchangeable for Common Shares or other securities of the Company, that is represented by the Depositary Shares evidenced by such Receipts into the number of whole Common Shares or whole number of such other securities of the Company obtained by dividing the aggregate [liquidation preference] of such Depositary Shares by the [Conversion Price] (as such term is defined in the Preferred Share Amendment) or exchange ratio, as the case may be, then in effect, as such [Conversion Price] or exchange ratio may be adjusted by the Company from time to time as provided in the Preferred Share Amendment. Subject to the terms and conditions of this Deposit Agreement and the Preferred Share Amendment, a Holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional Preferred Shares may surrender such Receipt or Receipts to the Depositary at the Corporate Office or to such office or to such Agents as the Depositary may designate for such purpose, together with (i) a notice of conversion or exchange thereof, as the case may be, duly completed and executed (a "Notice of Conversion/Exchange"), and (ii) any payment in respect of dividends required by Section 2.09(e), thereby directing the Depositary to instruct the Company to cause the conversion or exchange, as the case may be, of the number of whole shares or fractions thereof of underlying Preferred Shares specified in such Notice of Conversion/Exchange into whole Common Shares or a whole number of such other securities of the Company. In the event that a Holder delivers to the Depositary for conversion or exchange a Receipt or Receipts which in the aggregate are convertible into or exchangeable for less than (i) one whole Common Shares or any number of whole Common Shares plus an excess constituting less than one whole Common Share or (ii) any whole number of such other securities plus an excess constituting less than one security, the Holder shall receive payment in lieu of such fractional Common Shares or fractional interest in such securities otherwise issuable in accordance with
   Section 2.09(g). If more than one Receipt shall be delivered for conversion or exchange, as the case may be, at one time by the same Holder, the number of whole Common Shares or the whole number of such other securities issuable upon conversion or exchange, as the case may be, thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

        (c) Upon receipt by the Depositary of one or more Receipts, together with a duly completed and executed Notice of Conversion/Exchange, the Depositary shall, on the date of receipt of such Notice of Conversion/Exchange, instruct the Company (i) to cause the conversion or exchange, as the case may be, of the Depositary Shares evidenced by the Receipts so surrendered for conversion or exchange as specified in the Notice of Conversion/Exchange and (ii) to cause the delivery to the Holder or Holders of such Receipts of a certificate or certificates evidencing the number of whole Common Shares or the whole number of such other securities and the amount of money, if any, to be delivered to the Holders of Receipts surrendered for conversion or exchange in payment of any fractional Common Shares or of any fractional interest in such other securities otherwise issuable, as the case may be. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such Holder or Holders of (i) a certificate or certificates evidencing the number of whole Common Shares or the whole number of such other securities into or for which the Preferred Shares represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted or exchanged, as the case may be, and (ii) any money or other property to which the Holder or Holders are entitled. The person or persons in whose name or names any certificate or certificates for Common Shares or for such securities shall be issuable upon such conversion or exchange, as the case may be, shall be deemed to have become the holder or holders of record of the shares or securities represented thereby at the close of business on the date such Receipt or Receipts shall have been surrendered to and a Notice of Conversion/Exchange received by the Depositary, unless the share or securities transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such Holder or Holders of record on the next succeeding day on which such share or securities transfer books are open. Upon such conversion or exchange, the Depositary (i) shall deliver to the Holder a Receipt evidencing the number of Depositary Shares, if any, which such Holder has elected not to convert or exchange in excess of the number of Depositary Shares representing Preferred Shares which has been so converted or exchanged, as the case may be, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion or exchange, as the case may be, and (iii) shall deliver for cancellation to the transfer agent for the Preferred Shares the Preferred Shares represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted or exchanged, as the case may be.

        (d) If any Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company shall be called by the Company for redemption, the Depositary Shares representing such Preferred Shares may be converted or exchanged into Common Shares or such securities as provided in this Deposit Agreement until and including, but not after, the close of business on the redemption date (as defined in Section 2.03) unless the Company shall default in making payment of the redemption price pursuant to the Preferred Share Agreement and this Depositary Agreement. Upon receipt by the Depositary of a Receipt or Receipts representing any Preferred Shares called for redemption, together with a properly completed and executed Notice of Conversion/Exchange, the Preferred Shares held by the Depositary represented by such Depositary Shares as to which conversion or exchange, as the case may be, is requested shall be deemed to have been received by the Company for conversion or exchange.

        (e) Upon any conversion or exchange, as the case may be, of the Preferred Shares underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to accrued dividends upon such Preferred Shares[, except that if any Holder of a Receipt surrenders such Receipt with instructions to the Depositary for conversion or exchange of the underlying Preferred Shares evidenced thereby during the period between the opening of business on any dividend record date and the close of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period), such Receipt must be accompanied by a payment equal to the dividend thereon, if any, which the Holder of such Receipt is entitled to receive on such dividend payment date in respect of the underlying Preferred Shares to be converted or exchanged.]

        (f) Upon the conversion or exchange, as the case may be, of any Preferred Shares for which a duly completed and executed Notice of Conversion/Exchange has been received by the Depositary, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the Holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Shares or other securities of the Company, any cash payable with respect to any fractional Common Shares or fractional interest in such securities, as the case may be, as provided herein and under the Preferred Share Amendment and any cash payable on account of accrued dividends in respect of the Preferred Shares so converted or exchanged and any Receipts evidencing Depositary Shares not so converted or exchanged) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.08 hereof.

        (g) No fractional Common Shares or fractional interest in such other securities shall be issuable upon conversion or exchange of Preferred Shares underlying the Depositary Shares. If, except for the provisions of this Section 2.09 and the Preferred Share Amendment, any Holder of Receipts surrendered to the Depositary for conversion or exchange of the underlying Preferred Shares would be entitled to a fractional Common Share or a fractional security upon such conversion or exchange, the Company shall cause to be delivered to such Holder an amount in cash for such fractional share or security determined in accordance with the Preferred Share Amendment.

        (h) In the event that there exists any inconsistency between this Section 2.09 and any provisions of the Preferred Share Amendment then in effect, the applicable provisions of the Preferred Share Amendment shall control.

        SECTION 2.10. Prohibition Against Lending Depositary Shares or Receipts. The Depositary shall not lend any Depositary Shares or Receipts at any time held hereunder.

        [Section 2.11. Surrender of Receipts and Withdrawal of Preferred Shares. Any Holder of a Receipt or Receipts may withdraw any or all of the Preferred Shares represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals; provided that a Holder may not withdraw Preferred Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. Thereafter, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole Preferred Shares will not be entitled to deposit such Preferred Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of whole Depositary Shares representing the number of whole Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such Holder, or (subject to Sections 2.04 and 2.05) upon his order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. In no event will fractional Preferred Shares or Receipts evidencing fractional Depositary Shares be distributed or issued by the Depositary. Delivery of the Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

        If the Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the Holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Shares, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank; provided that the Holder of such Receipt shall pay the amount of any tax or other governmental charge due.

        The Depositary shall deliver the Preferred Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.]

                                 ARTICLE III
         CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

        SECTION 3.01. Filing Proofs, Certificates and Other Information. Any Holder may be required from time to time to file such proof of residence or other information, to execute such certificate and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery, transfer, redemption or exchange of any Receipt, [the withdrawal of the Preferred Shares represented by the Depositary Shares evidenced by any Receipt,] the distribution of any dividend or other distribution, the sale of any rights or of the proceeds thereof, the exercise of any conversion or exchange right referred to in Section 2.09 or the delivery of any Common Shares or other securities of the Company upon such conversion or exchange until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

        SECTION 3.02. Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.07, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt [or any withdrawal of the Preferred Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt] may be refused, any dividend or other distribution may be withheld, any conversion or exchange right may be refused and any part or all of the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the Holder thereof (after attempting by reasonable means to obtain such payment prior to such sale), provided that notice of such sale shall be sent by the Depositary to such Holder. Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the Holder of such Receipt remaining liable for any deficiency. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such Holder at the Company's expense.

        SECTION 3.03. Representations and Warranties as to Preferred Shares. The Company hereby represents and warrants that (i) the Preferred Shares deposited hereunder have been duly authorized and, when issued and deposited hereunder, will be validly issued, fully paid and nonassessable, (ii) the Depositary Shares have been duly authorized and, when the Receipts are executed, countersigned, issued and delivered in the manner provided for herein, such Depositary Shares will represent legal and valid interests in the Preferred Shares deposited hereunder, and (iii) all corporate action required to be taken for the authorization, issuance and delivery of such Preferred Shares and Depositary Shares has been validly taken. Such representations and warranties shall survive the deposit of the Preferred Shares and the issuance of Receipts.

        SECTION 3.04. Representation and Warranty as to Receipts. The Company hereby represents and warrants that the Depositary Shares, when the Receipts evidenced thereby are duly executed by the Depositary or duly countersigned by an authorized signatory of the Registrar and issued, will represent legal and valid interests in the Preferred Shares. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts.

        SECTION 3.05. Covenants and Representation and Warranty as to Common Shares or Other Securities. In the event that the Depositary Shares evidence Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company, the Company covenants that it will give written notice to the Depositary of any adjustments in the conversion price or exchange ratio made pursuant to the Preferred Share Amendment. The Company hereby represents and warrants that the Common Shares or other securities of the Company issuable upon conversion or exchange of the Preferred Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the conversion or exchange of the Preferred Shares into such Common Shares or other securities.

                                 ARTICLE IV
                        THE PREFERRED SHARES; NOTICES

        SECTION 4.01. Rights of Owners of Depositary Shares. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, in proportion to the applicable fractional interests in the Preferred Shares, to all the rights, preferences and privileges of the Preferred Shares represented by such Depositary Share, including any and all dividend, voting, redemption, conversion, exchange and liquidation rights provided for in the Certificate of Designations.

        SECTION 4.02. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Preferred Shares, except for any cash received upon redemption of any Preferred Shares pursuant to Section 2.03 that is not to be distributed pro rata, the Depositary shall, subject to Section 3.02, distribute to Holders of Receipts on the record date fixed pursuant to Section 4.05 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Company or the Depositary shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares represented by the Receipts held by any Holder an amount on account of taxes or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

        SECTION 4.03. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Preferred Shares, the Depositary shall, subject to Section 3.02, distribute to Holders of Receipts on the record date fixed pursuant to
   Section 4.05 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation or court order), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to Holders of Receipts as provided by
   Section 4.02 in the case of a distribution received in cash. The Depositary shall not make any distribution of such securities to the Holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered.

        SECTION 4.04.  Subscription Rights, Preferences or Privileges.
   If the Company shall at any time offer or cause to be offered to the persons in whose names Preferred Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall, if the Company so directs, in each such instance be made available by the Depositary to the Holders in such manner as the Company shall instruct (including, if so directed, by the issue to such Holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of the issuance or offering of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all Holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by Holders who do not desire to exercise such rights, preferences or privileges, the Depositary shall, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such Holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed by the Depositary to the Holders of Receipts entitled thereto as provided by Section
   4.02 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

        If registration under the Securities Act of any securities to which any rights, preferences or privileges relate is required in order for Holders to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use all reasonable efforts to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such Holders shall be exempt from registration under the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

             If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders, the Company agrees to use all reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

        SECTION 4.05. Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preferred Shares, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Preferred Shares are entitled to vote or of which they are entitled to notice or (ii) any election on the part of the Company to redeem any Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date therefor fixed by the Company with respect to the Preferred Shares) for the determination of the Holders who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

        SECTION 4.06. Voting Rights. Upon receipt of notice of any meeting at which the holders of Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to
   Section 4.04 will be entitled, subject to any applicable provision of law, the Articles of Incorporation or the Preferred Share Amendment, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, the Depositary shall, to the extent practicable, vote or cause to be voted the amount of Preferred Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Shares represented by the Depositary Shares evidenced by such Receipt.

        SECTION 4.07. Changes Affecting Preferred Shares and Reclassifications, Recapitalizations, Etc. Upon any change in the par value, or upon any split-up, combination or any other reclassification, of the Preferred Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or the sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of capital stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of Holders thereof in the new deposited property so received in exchange for or upon conversion of or in respect of such Preferred Shares. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.
   [Subject to the provisions of the Preferred Share Amendment, Holders of Receipts shall have the right from and after the effective date of any such change in par value, or upon any such split-up, combination or other reclassification, of the Preferred Shares or any such recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company, or sale of all or substantially all of the Company's assets to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Shares represented thereby only into or for, as the case may be, the kind and amount of shares of capital stock and other securities and property and cash into which the Preferred Shares represented by such Receipts might have been converted or for which such Preferred Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction.]

        SECTION 4.08. Inspection of Reports. The Depositary shall furnish to Holders of Receipts any reports and communications received from the Company that are received by the Depositary as the holder of Preferred Shares and that the Company is required to furnish to Holders of the Preferred Shares.

        SECTION 4.09. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

        [SECTION 4.10. Tax and Regulatory Compliance. The Depositary shall be responsible for (i) preparation and mailing of form 1099s (or successor forms) for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding of tax on dividends payable to eligible Holders of Receipts, (iv) mailing W-9 forms (or successor forms) to new Holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms (or successor forms), (vi) preparation and filing of state information returns and (vii) escheatment services.]

                                  ARTICLE V
                       THE DEPOSITARY AND THE COMPANY

        SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and [withdrawal of Preferred Shares] and at the offices of any Agent, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and [withdrawal of Preferred Shares,] all in accordance with the provisions of this Deposit Agreement.

        The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books shall be open at all reasonable times for inspection by the Holders of Receipts, as provided by applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

        If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares represented by such Depositary Shares shall be listed on any stock exchange, and if required by any such stock exchange, the Depositary shall appoint, at the expense of the Company, a Registrar (acceptable to the Company) for registry of Receipts or Depositary Shares in accordance with the requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by such exchange) may be removed, and a substitute registrar appointed, by the Depositary upon the request or with the approval of the Company.

        The Company hereby also appoints the Depositary as Registrar and Transfer Agent in respect of the Receipts, and the Depositary hereby accepts such appointments.

        SECTION 5.02. Prevention or Delay in Performance by the Depositary, Any Agent, the Registrar or the Company. Neither the Depositary, any Agent, any Registrar nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority, or by reason of any present or future provision of the Articles of Incorporation or the Preferred Share Amendment, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Agent, any Registrar or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

        SECTION 5.03. Obligations of the Depositary, any Agent, the Registrar and the Company. Neither the Depositary, any Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to Holders of Receipts so long as each of them acts in good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

        Neither the Depositary, any Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Shares,

   Depositary Shares or Receipts that in its opinion may subject it to expense or liability, unless indemnity satisfactory to it against all such expense and liability be furnished.

        Neither the Depositary, any Agent, any Registrar nor the Company shall be liable for any action taken or any failure to act in reliance upon the advice of legal counsel, or the advice of or information provided by any accountant, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        In the event the Depositary shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

        The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the Preferred Shares or for the manner or effect of any such vote, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no covenants or obligations shall be implied against the Depositary or any Registrar. The Depositary, its parents, affiliates, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, any Agent or the Registrar hereunder. The Depositary may also act as transfer agent, registrar or indenture trustee of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

        Neither the Depositary nor any Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws; the Depositary and any Agent are acting only in a ministerial capacity as depositary for the Preferred Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

        Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility with respect to any registration statement pursuant to which the Depositary Shares, the Receipts or the Preferred Shares are registered under the Securities Act, or as to the validity of the Preferred Shares, the Depositary Shares, the Receipts (except as to the authenticity of its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

        SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and the acceptance of such appointment as hereinafter provided.

        The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and the acceptance of such appointment as hereinafter provided.

        In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning or removed Depositary may petition a court of competent jurisdiction to appoint a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Preferred Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Holders of all outstanding Receipts and all records, books and other information relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the Holders of Receipts.

        Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor Depositary without the execution or filing of any document or any further act. Such successor Depositary may execute the Receipts either in the name of the predecessor Depositary or in the name of the successor Depositary.

        SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts may be listed or by the Articles of Incorporation and the Preferred Share Amendment to be furnished by the Company to Holders of Preferred Shares. Such transmission will be at the Company's expense, and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Holders of Receipts at the Company's expense such other documents as may be requested by the Company.

        SECTION 5.06 Indemnification by the Company. The Company agrees to indemnify the Depositary, any Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence or bad faith on the part of any such entity. The obligations of the Company set forth in this
   Section 5.06 shall survive any succession of any Depositary, Registrar or Agent or termination of this Deposit Agreement.

        SECTION 5.07. Fees, Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all fees of the Depositary in connection with the initial deposit of the Preferred Shares and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Shares at the option of the Company [and all withdrawals of Preferred Shares by Holders of Depositary Shares]. Other than payment of any tax or other governmental charge due upon the issuance of Common Shares or other securities of the Company issuable upon conversion or exchange of the Preferred Shares or upon delivery of Preferred Shares [and the money and/or other property being withdrawn pursuant to
   Section 2.11 to a person other than the Holder as specified in the conversion/exchange notice relating thereto] or in the written order delivered to the Depositary by the Holder, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of Common Shares or other securities of the Company on conversion or exchange of the Preferred Shares. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares. If a Holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the Holder of the cost of such performance of such duties before performing such duties, and such Holder will be liable for the charges and expenses related to such performance. Except as otherwise provided herein, all other reasonable fees and expenses of the

   Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees and expenses. The Depositary shall present its statement for fees and expenses to the Company at such interval as the Company and the Depositary may agree.

                                 ARTICLE VI
                          AMENDMENT AND TERMINATION

        SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment which (i) shall materially and adversely alter the rights of the Holders of Receipts (provided that any change in the fees of any Depositary, Registrar or transfer agent shall be deemed not to materially and adversely alter the rights of such Holders) or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Preferred Share Amendment shall be effective unless such amendment shall have been approved by the Holders of at least a majority of the Depositary Shares then outstanding. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not become effective as to Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders. Every Holder of a Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. [In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Preferred Shares therefor, subject to the terms hereof.]

        SECTION 6.02. Termination. (a) This Deposit Agreement may be terminated by the Company at any time upon not less than [60] days' prior written notice to the Depositary, in which case, upon a date that is not later than [30] days after the date of such notice, the Depositary shall deliver or make available for delivery to each Holder, upon surrender of such Holder's Receipt or Receipts, such number of whole Preferred Shares represented by such Receipt or Receipts. In the event that such Receipt or Receipts should represent a fractional number of Preferred Shares, the Depositary shall aggregate all such interests in fractional Preferred Shares and, with the approval of the Company, adopt such methods as it deems equitable and practicable for the purpose of effecting the distribution of such interests, including the public or private sale of the whole number of Preferred Shares so aggregated, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Depositary to Holders of such Receipts evidencing an interest in fractional Preferred Shares. If a Holder shall not have so surrendered such Holder's Receipt or Receipts in exchange for whole Preferred Shares on or prior to the effective date of termination of this Deposit Agreement, such Holder shall for all purposes, including the payment of dividends, be deemed to be a Holder of the appropriate number of Depositary Shares previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole Preferred Shares. In the event that such Receipt or Receipts should represent an interest in fractional Preferred Shares, the Company shall aggregate all such interests in fractional Preferred Shares and adopt such method as it deems equitable and practicable for the purpose of effecting the distribution of such interest, including the public or private sale of the whole number of Preferred Shares so aggregated, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Company to Holders of such Receipts evidencing an interest in fractional Preferred Shares. Upon termination of this Deposit Agreement, the Depositary shall surrender to the Company any Preferred Shares held by the Depositary and the Company shall hold such Preferred Shares for the benefit of the Holder of Receipts which previously represented such Preferred Shares.

        (b) This Agreement shall automatically terminate after (i) all outstanding Depositary Shares shall have been redeemed pursuant to section 2.03 [or withdrawn pursuant to Section 2.11], (ii) in the event that the Depositary Shares represent Preferred Shares convertible into or exchangeable for Common Shares or other securities of the Company, each Preferred Share shall have been converted into or exchanged for Common Shares or other securities of the Company pursuant to Section 2.09, as the case may be, or (iii) there shall have been made a final distribution in respect of the Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the Holders of Receipts pursuant to Section 4.02 or 4.03, as applicable.

        (c) Upon the termination of this Deposit Agreement pursuant to this Section 6.02, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.

                                 ARTICLE VII
                                MISCELLANEOUS

        SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

        SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, including Holders of the Receipts, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

        SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram, facsimile transmission or other electronic means of communication confirmed by letter, addressed to the Company at:

             ARVIN INDUSTRIES, INC.
             One Noblitt Plaza
             Columbus, Indiana  47202-3000
             Attention:  Treasurer (with a copy to Secretary)
             Telephone No.:  (812) 379-3000
             Facsimile No.:  (812) 379-3688

   or at any other address of which the Company shall have notified the Depositary in writing.

        Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram, facsimile transmission or other electronic means of communication confirmed by letter, addressed to the Depositary at the Corporate Office.

        Any notices given to any Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram, facsimile transmission or other electronic means of communication, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary in a timely manner a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

        SECTION 7.05. Holders of Receipts are Parties. The Holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

        SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of [__________] applicable to contracts made and to be performed entirely within such State.

        SECTION 7.07. Inspection of Deposit Agreement and Preferred Share Amendment. Copies of this Deposit Agreement and the Preferred Share Amendment shall be filed with the Depositary and any Agent and shall be open to inspection by any Holder of a Receipt during business hours at the Corporate Office and the respective offices of any Agent.

        SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

        IN WITNESS WHEREOF, ARVIN INDUSTRIES, INC. and [Depositary] have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                            ARVIN INDUSTRIES, INC.

   Attest:                       By: ________________________________
                                 Authorized Officer

                            [Depositary]



   Attest:                       By: _______________________________
                                 Authorized Signatory
                                                                Exhibit A

                           FORM OF FACE OF RECEIPT

   NUMBER                                               DEPOSITARY SHARES

      CERTIFICATE FOR NOT MORE THAN ________________ DEPOSITARY SHARES


               DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH

     REPRESENTING ONE ________ (1/__) OF ONE ________ PREFERRED SHARE OF

                           ARVIN INDUSTRIES, INC.

                                                        CUSIP ___________

   INCORPORATED UNDER THE LAWS                            SEE REVERSE FOR
   OF THE STATE OF INDIANA                            CERTAIN DEFINITIONS

   ___________________________________, as Depositary (the "Depositary"),
   hereby certifies that ______________________________________
   ______________________ is the registered owner of
   __________________________________________ DEPOSITARY SHARES
   ("Depositary Shares"), each Depositary Shares representing [specify fraction] of one _______ Preferred Share, no par value (the "Preferred Shares") of ARVIN INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Indiana (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ______________, 199__ (the "Deposit Agreement"), among the Company, the Depositary and the Holders from time to time of Receipts for Depositary Shares. By accepting this Receipt the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Receipts by the manual signature of a duly authorized officer thereof.

   Dated:                             Countersigned:


   By _____________________________   By _____________________________
        Depositary                         Registrar

                        [FORM OF REVERSE OF RECEIPT]

                           ARVIN INDUSTRIES, INC.

        ARVIN INDUSTRIES, INC. WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE PREFERRED SHARE AMENDMENT WITH RESPECT TO THE ______ PREFERRED SHARES OF ARVIN INDUSTRIES, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS
   RECEIPT.

                   --------------------------------------

        The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

   TEN COM   --   as tenants in common
   TEN ENT   --   as tenants by the entireties
   JT ENT    --   as joint tenants with right of survivorship and not as
                  tenants in common

   UNIF GIFT MIN ACT -- _________________ Custodian __________________
                              (Cust)                      (Minor)

                                      Under Uniform Gifts to Minors
                                      Act _________________________
                                                   (State)

        Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT

   For value received, _______________ hereby sell(s), assign(s) and transfer(s) unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

   [                                          ]
   _____________________________________________________________________

   _____________________________________________________________________
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

   ______________________________________________________________________

   _________________________ Depositary Shares represented by the within Receipt, and does hereby irrevocably constitute and appoint
   _____________ [Attorney] to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

   Dated _____________

   _________________________________________
                                 NOTICE:   The signature to the
                                 assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.